Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Solid Fourth Quarter and Full-Year 2013 Results

•	Fourth quarter 2013 net sales of $5.9 billion; full-year net sales of $23.7 billion, down 2.9 percent for the year

•	Fourth quarter Adjusted Operating Margin[1] of 13.1 percent; full-year Adjusted Operating Margin[1] of 13.4 percent, up 10 basis points for the year

•	Fourth quarter reported operating margin of 12.1 percent; full-year reported operating margin of 12.4 percent, up 20 basis points for the year

•	Fourth quarter Adjusted EPS[1] of $1.58; full-year Adjusted EPS[1] of $6.38, up 1.6 percent for the year

•	Fourth quarter EPS from continuing operations of $1.46; full-year EPS from continuing operations of $5.96, up 5.5 percent for the year

•	Strong operating cash flow from continuing operations of $1.1 billion in the quarter and $2.4 billion for the year
__________________________________________________________________________________________________

WALTHAM, Mass., (January 30, 2014) - Raytheon Company (NYSE: RTN) announced fourth quarter 2013 Adjusted EPS1 of $1.58 per diluted share compared to $1.62 per diluted share in the fourth quarter 2012. Fourth quarter 2013 EPS from continuing operations was $1.46 compared to $1.41 in the fourth quarter 2012. The fourth quarter 2012 Adjusted EPS1 excluded a $0.06 net charge associated with the impact of early debt retirement, and has been revised to include the favorable $0.02 impact for the 2012 research and development (R&D) tax credit approved by Congress in January 2013. In addition, the fourth quarter 2013 Adjusted EPS1 excluded an unfavorable FAS/CAS Adjustment of $0.12, compared with an unfavorable FAS/CAS Adjustment of $0.13 in the fourth quarter 2012.
Full-year 2013 Adjusted EPS1 was $6.38 per diluted share compared to $6.28 for the full-year 2012. Full-year 2013 EPS from continuing operations was $5.96 compared to $5.65 for the full-year 2012.
_____________________________
1 Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, and Adjusted Operating Margin is total operating margin; in each case, excluding the impact of the FAS/CAS Adjustment, and from time to time, certain other items. Full-year 2013 Adjusted EPS excluded the $0.08 impact of the 2012 research and development (R&D) tax credit, approved by Congress in January 2013, that relates to 2012. Q4 2012 and full-year 2012 Adjusted EPS also excluded the impact of the early retirement of debt as discussed above and have been revised to include the favorable $0.02 and $0.07 impact, respectively, for the 2012 R&D tax credit. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

“Over the past year, the Raytheon team delivered solid operating results in a dynamic business environment,” said William H. Swanson, Raytheon’s Chairman and CEO. “We continued to expand our international business while also winning significant new programs with our advanced technologies and affordable solutions that position us well for the future."

Summary Financial Results

	4th Quarter		%	Twelve Months		%
($ in millions, except per share data)	2013	2012	Change	2013	2012	Change

Net Sales	$5,870	$6,439	-8.8%	$23,706	$24,414	-2.9%
Income from Continuing Operations attributable to Raytheon Company	$467	$466	0.2%	$1,932	$1,889	2.3%
Adjusted Income*	$506	$536	-5.6%	$2,069	$2,099	-1.4%
EPS from Continuing Operations	$1.46	$1.41	3.5%	$5.96	$5.65	5.5%
Adjusted EPS*	$1.58	$1.62	-2.5%	$6.38	$6.28	1.6%
Operating Cash Flow from Continuing Operations	$1,106	$988		$2,382	$1,951
Workdays in Fiscal Reporting Calendar	59	58		249	249

* Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders, and Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders; in each case, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Full-year 2013 Adjusted Income and Adjusted EPS both excluded the $0.08 impact of the 2012 R&D tax credit. Q4 2012 and full-year 2012 Adjusted Income and Adjusted EPS also both excluded the impact of the early retirement of debt and have been revised to include the favorable $0.02 and $0.07 impact, respectively, for the 2012 R&D tax credit. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Net sales for the fourth quarter 2013 were $5.9 billion compared to $6.4 billion in the fourth quarter 2012. Net sales in 2013 were $23.7 billion compared to $24.4 billion in 2012. Net sales for both the fourth quarter and full-year 2013 were in-line with the Company's prior financial guidance. The change in net sales for full-year 2013 reflects a 3 percent increase in international sales partially offsetting the decline in domestic sales, which included the impact of sequestration, the government shutdown, and a continuing resolution.
The Company generated strong operating cash flow for both the fourth quarter and full-year. Operating cash flow from continuing operations for the fourth quarter 2013 was $1.1 billion compared to $1.0 billion for the fourth quarter 2012. For the full-year 2013 and 2012, the Company generated $2.4 billion and $2.0 billion of operating cash flow from continuing operations, respectively.
In the fourth quarter 2013, the Company repurchased 4.7 million shares of common stock for $400 million as part of its previously announced share repurchase program. For the full-year 2013, the Company has repurchased 15.2 million shares of common stock for approximately $1.1 billion. Also, as previously announced in November 2013, the Company’s Board of Directors authorized the repurchase of up to an additional $2.0 billion of the Company's outstanding common stock.
The Company ended 2013 with $437 million of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.

Bookings and Backlog

Bookings					Backlog
($ in millions)	4th Quarter		Twelve Months		($ in millions)	Period Ending
	2013	2012	2013	2012		2013	2012
Bookings	$7,517	$7,892	$22,132	$26,504	Backlog	$33,685	$36,181
					Funded Backlog	$23,014	$24,047

The Company had bookings of $7.5 billion in the fourth quarter 2013 and ended 2013 with a backlog of $33.7 billion.
Outlook
The Company has provided its financial outlook for 2014. Charts containing additional information on the Company's 2014 outlook are available on the Company's website at www.raytheon.com/ir.

2014 Financial Outlook
	2013 Actual	2014 Outlook
Net Sales ($B)	23.7	22.5 - 23.0
FAS/CAS Adjustment ($M)	(249)	346
Interest Expense, net ($M)	(198)	(200) - (210)
Diluted Shares (M)	324	312 - 314
Effective Tax Rate	29.3%	Approx. 28.5%
EPS from Continuing Operations	$5.96	$6.74 - $6.89
Adjusted EPS*	$6.38	$5.76 - $5.91
Operating Cash Flow from Continuing Operations ($B)	2.4	2.3 - 2.5

* Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); and Space and Airborne Systems (SAS).

Integrated Defense Systems
	4th Quarter			Twelve Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,569	$1,730	-9%	$6,489	$6,492	—%
Operating Income	$241	$262	-8%	$1,115	$1,047	6%
Operating Margin	15.4%	15.1%		17.2%	16.1%

Integrated Defense Systems (IDS) had fourth quarter 2013 net sales of $1,569 million compared to $1,730 million in the fourth quarter 2012. The change in net sales was primarily due to an international Patriot program nearing completion and lower volume on a tactical radar program. IDS had full-year 2013 net sales of $6,489 million compared to $6,492 million in 2012.

IDS recorded $241 million of operating income compared to $262 million in the fourth quarter 2012. The change in operating income was primarily driven by lower volume. IDS recorded $1,115 million of operating income in 2013 compared to $1,047 million in 2012. The change in operating income for the full-year 2013 was primarily driven by international programs.
During the quarter, IDS booked $1,277 million on a ground based air defense system for Oman. IDS also booked $393 million for the Engineering and Manufacturing Development (EMD) phase of the Air and Missile Defense Radar (AMDR) and $75 million on the Zumwalt-class destroyer program for the U.S. Navy. In addition, IDS booked $173 million for the production of an AN/TPY-2 radar, $172 million to provide Consolidated Contractor Logistics Support (CCLS) and $122 million for a radar sustainment contract for the Missile Defense Agency (MDA).

Intelligence, Information and Services
	4th Quarter			Twelve Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,458	$1,603	-9%	$6,045	$6,335	-5%
Operating Income	$121	$136	-11%	$510	$536	-5%
Operating Margin	8.3%	8.5%		8.4%	8.5%

Intelligence, Information and Services (IIS) had fourth quarter 2013 net sales of $1,458 million compared to $1,603 million in the fourth quarter 2012. The change in net sales was primarily due to lower volume on training and certain classified programs. IIS had full-year 2013 net sales of $6,045 million compared to $6,335 million in 2012. The change in net sales was primarily due to a National Science Foundation (NSF) Polar contract, which was completed in the first quarter 2012, and lower volume on training and classified programs.
IIS recorded $121 million of operating income compared to $136 million in the fourth quarter 2012. IIS recorded $510 million of operating income in 2013 compared to $536 million in 2012. The change in operating income for the full-year 2013 was primarily driven by lower volume.
During the quarter, IIS booked $585 million on a number of classified contracts, including $100 million for international cyber.

Missile Systems
	4th Quarter			Twelve Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,638	$1,781	-8%	$6,599	$6,639	-1%
Operating Income	$201	$198	2%	$830	$861	-4%
Operating Margin	12.3%	11.1%		12.6%	13.0%

Missile Systems (MS) had fourth quarter 2013 net sales of $1,638 million compared to $1,781 million in the fourth quarter 2012. The change in net sales was primarily driven by lower sales on U.S. Army sensor programs. MS had full-year 2013 net sales of $6,599 million compared to $6,639 million in 2012. The change in net sales was primarily driven by lower sales on U.S. Army sensor programs, partially offset by higher sales on an international Paveway™ program and on an air warfare systems program.

MS recorded $201 million of operating income compared to $198 million in the fourth quarter 2012. MS recorded $830 million of operating income in 2013 compared to $861 million in 2012. The change in operating income for the full-year 2013 was primarily due to a change in contract mix.
During the quarter, MS booked $189 million for Evolved Sea Sparrow Missile (ESSM) and $177 million for Phalanx Weapon Systems for the U.S. Navy and international customers. MS also booked $172 million for Paveway™ for the U.S. Air Force and international customers and $81 million for the Joint Standoff Weapon (JSOW) for the U.S. Navy.

Space and Airborne Systems
	4th Quarter			Twelve Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,613	$1,820	-11%	$6,371	$6,823	-7%
Operating Income	$253	$283	-11%	$920	$988	-7%
Operating Margin	15.7%	15.5%		14.4%	14.5%

Space and Airborne Systems (SAS) had fourth quarter 2013 net sales of $1,613 million compared to $1,820 million in the fourth quarter 2012. SAS had full-year 2013 net sales of $6,371 million compared to $6,823 million in 2012. The change in net sales for both the fourth quarter and full-year 2013 was primarily due to lower volume on intelligence, surveillance and reconnaissance systems programs and on classified programs.
SAS recorded $253 million of operating income compared to $283 million in the fourth quarter 2012. SAS recorded $920 million of operating income in 2013 compared to $988 million in 2012. The change in operating income for both the fourth quarter and full-year 2013 was primarily due to lower volume.
During the quarter, SAS booked $566 million on tactical airborne system upgrades for international customers, $134 million on the Global Aircrew Strategic Network Terminal (Global ASNT) program for the U.S. Air Force and $83 million on the Navy Multiband Terminal (NMT) program. SAS also booked $163 million on a number of classified contracts.

About Raytheon
Raytheon Company, with 2013 sales of $24 billion and 63,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 92 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cyber security and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Fourth Quarter and Full-Year 2013 Financial Results
Raytheon's financial results conference call will be held on Thursday, January 30, 2014 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; Thomas A. Kennedy, executive vice president and COO; David C. Wajsgras, senior vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (866) 953-6858 in the U.S. or (617) 399-3482 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the Budget Control Act of 2011, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Fourth Quarter 2013

(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12

Net sales	$5,870	$6,439	$23,706	$24,414
Operating expenses
Cost of sales	4,640	5,092	18,532	19,092
General and administrative expenses	521	592	2,236	2,333
Total operating expenses	5,161	5,684	20,768	21,425
Operating income	709	755	2,938	2,989
Non-operating (income) expense, net
Interest expense	51	52	210	201
Interest income	(3)	(3)	(12)	(9)
Other (income) expense, net	(8)	28	(17)	18
Total non-operating (income) expense, net	40	77	181	210
Income from continuing operations before taxes	669	678	2,757	2,779
Federal and foreign income taxes	200	210	808	878
Income from continuing operations	469	468	1,949	1,901
Income (loss) from discontinued operations, net of tax	64	3	64	(1)
Net income	533	471	2,013	1,900
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	2	2	17	12
Net income attributable to Raytheon Company	$531	$469	$1,996	$1,888

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.46	$1.41	$5.97	$5.67
Income (loss) from discontinued operations, net of tax	0.20	0.01	0.20	—
Net income	1.66	1.42	6.17	5.67

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.46	$1.41	$5.96	$5.65
Income (loss) from discontinued operations, net of tax	0.20	0.01	0.20	—
Net income	1.66	1.42	6.16	5.65

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$467	$466	$1,932	$1,889
Income (loss) from discontinued operations, net of tax	64	3	64	(1)
Net income	$531	$469	$1,996	$1,888

Average shares outstanding
Basic	318.8	329.8	323.4	333.2
Diluted	319.6	330.8	324.2	334.2

Attachment B
Raytheon Company
Preliminary Segment Information
Fourth Quarter 2013

					Operating Income
	Net Sales (1)		Operating Income (1)		As a Percent of Net Sales (1)
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12

Integrated Defense Systems	$1,569	$1,730	$241	$262	15.4%	15.1%
Intelligence, Information and Services	1,458	1,603	121	136	8.3%	8.5%
Missile Systems	1,638	1,781	201	198	12.3%	11.1%
Space and Airborne Systems	1,613	1,820	253	283	15.7%	15.5%
FAS/CAS Adjustment	—	—	(60)	(67)
Corporate and Eliminations	(408)	(495)	(47)	(57)
Total	$5,870	$6,439	$709	$755	12.1%	11.7%
(1) These amounts are revised to reflect our April 1, 2013 segment consolidation.

					Operating Income
	Net Sales (1)		Operating Income (1)		As a Percent of Net Sales (1)
(In millions, except percentages)	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12

Integrated Defense Systems	$6,489	$6,492	$1,115	$1,047	17.2%	16.1%
Intelligence, Information and Services	6,045	6,335	510	536	8.4%	8.5%
Missile Systems	6,599	6,639	830	861	12.6%	13.0%
Space and Airborne Systems	6,371	6,823	920	988	14.4%	14.5%
FAS/CAS Adjustment	—	—	(249)	(255)
Corporate and Eliminations	(1,798)	(1,875)	(188)	(188)
Total	$23,706	$24,414	$2,938	$2,989	12.4%	12.2%
(1) These amounts are revised to reflect our April 1, 2013 segment consolidation.

Attachment C
Raytheon Company
Other Preliminary Information
Fourth Quarter 2013

(In millions)	Funded Backlog (1)		Total Backlog (1)
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12

Integrated Defense Systems	$9,397	$9,188	$10,916	$11,656
Intelligence, Information and Services	2,592	2,848	5,856	6,409
Missile Systems	6,859	7,535	9,162	10,676
Space and Airborne Systems	4,166	4,476	7,751	7,440
Total	$23,014	$24,047	$33,685	$36,181
(1) These amounts are revised to reflect our April 1, 2013 segment consolidation.

	Bookings		Bookings
	Three Months Ended		Twelve Months Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12

Total Bookings	$7,517	$7,892	$22,132	$26,504

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Fourth Quarter 2013

(In millions)
	31-Dec-13	31-Dec-12
Assets
Current assets
Cash and cash equivalents	$3,296	$3,188
Short-term investments	1,001	856
Contracts in process, net	4,870	4,543
Inventories	363	381
Deferred taxes	24	96
Prepaid expenses and other current assets	262	182
Total current assets	9,816	9,246

Property, plant and equipment, net	1,937	1,986
Deferred taxes	66	1,367
Goodwill	12,764	12,756
Other assets, net	1,384	1,331
Total assets	$25,967	$26,686

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,350	$2,398
Accounts payable	1,178	1,348
Accrued employee compensation	1,068	1,014
Other accrued expenses	1,214	1,142
Total current liabilities	5,810	5,902

Accrued retiree benefits and other long-term liabilities	3,903	7,854
Deferred taxes	323	9
Long-term debt	4,734	4,731

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	1,972	2,928
Accumulated other comprehensive loss	(5,113)	(7,788)
Retained earnings	14,173	12,883
Total Raytheon Company stockholders' equity	11,035	8,026
Noncontrolling interests in subsidiaries	162	164
Total equity	11,197	8,190
Total liabilities and equity	$25,967	$26,686

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Fourth Quarter 2013

(In millions)	Three Months Ended		Twelve Months Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12

Net income	$533	$471	$2,013	$1,900
(Income) loss from discontinued operations, net of tax	(64)	(3)	(64)	1
Income from continuing operations	469	468	1,949	1,901

Depreciation	76	80	303	318
Amortization	37	34	142	137
Working capital (excluding pension and income taxes)*	569	668	(448)	(243)
Other long-term liabilities	(14)	(36)	(30)	(74)
Pension and other postretirement benefit plans	(25)	(251)	150	(131)
Other, net	(6)	25	316	43
Net operating cash flow from continuing operations	$1,106	$988	2,382	1,951

Supplemental Cash Flow Information

Capital spending	$(115)	$(135)	(280)	(339)
Internal use software spending	(15)	(16)	(49)	(76)
Acquisitions	5	(294)	(9)	(301)
Purchases of short-term investments	(302)	(674)	(1,241)	(1,505)
Sales of short-term investments	—	—	325	150
Maturities of short-term investments	261	430	779	505
Dividends	(174)	(165)	(694)	(643)
Repurchases of common stock	(400)	(100)	(1,075)	(825)
Debt issuance	—	1,092	—	1,092
Debt repayment	—	(970)	—	(970)

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin
Fourth Quarter 2013

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)	2014 Guidance
Three Months Ended	Twelve Months Ended	Low end	High end
31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12	of range	of range
Diluted EPS from continuing operations attributable to
Raytheon Company common stockholders	$1.46	$1.41	$5.96	$5.65	$6.74	$6.89
Per share impact of the FAS/CAS Adjustment (A)	0.12	0.13	0.50	0.50	(0.72)	(0.72)
Per share impact of the early debt retirement make-whole
provision (B)	—	0.06	—	0.06	—	—
Per share impact of the 2012 research and development
(R&D) tax credit (C)	—	0.02	(0.08)	0.07	—	—
Per share impact of the tax benefit of foreign dividend (D)	—	—	—	—	(0.25)	(0.26)
Adjusted EPS (2), (3)	$1.58	$1.62	$6.38	$6.28	$5.76	$5.91

(A)	FAS/CAS Adjustment	$60	$67	$249	$255	$(346)	$(346)
Tax effect (1)	(21)	(23)	(87)	(89)	121	121
After-tax impact	39	44	162	166	(225)	(225)
Diluted shares	319.6	330.8	324.2	334.2	314.0	312.0
Per share impact	$0.12	$0.13	$0.50	$0.50	$(0.72)	$(0.72)

(B)	Early debt retirement make-whole provision	$—	$29	$—	$29	$—	$—
Tax effect (1)	—	(10)	—	(10)	—	—
After-tax impact	—	19	—	19	—	—
Diluted shares	—	330.8	—	334.2	—	—
Per share impact	$—	$0.06	$—	$0.06	$—	$—

(C)	2012 R&D tax credit	$—	$7	$(25)	$25	$—	$—
Diluted shares	—	330.8	324.2	334.2	—	—
Per share impact	$—	$0.02	$(0.08)	$0.07	$—	$—

(D)	Tax benefit of foreign dividend	$—	$—	$—	$—	$(80)	$(80)
Diluted shares	—	—	—	—	314.0	312.0
Per share impact	$—	$—	$—	$—	$(0.25)	$(0.26)

Adjusted Income Non-GAAP Reconciliation

(In millions)
Three Months Ended	Twelve Months Ended
31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12
Income from continuing operations attributable to Raytheon Company common stockholders	$467	$466	$1,932	$1,889
FAS/CAS Adjustment (1)	39	44	162	166
Early debt retirement make-whole provision (1)	—	19	—	19
2012 R&D tax credit	—	7	(25)	25
Adjusted Income (2), (4)	$506	$536	$2,069	$2,099

Adjusted Operating Margin Non-GAAP Reconciliation

2014 Guidance
Three Months Ended	Twelve Months Ended	Low end	High end
31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12	of range	of range
Operating Margin	12.1%	11.7%	12.4%	12.2%	14.1%	14.3%
FAS/CAS Adjustment	1.0%	1.0%	1.1%	1.0%	(1.5)%	(1.5)%
Adjusted Operating Margin (2), (5)	13.1%	12.8%	13.4%	13.3%	12.6%	12.8%

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Twelve Months Ended 2013 Adjusted EPS excludes the earnings per share impact of an R&D tax credit that relates to 2012. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013. Three and twelve months ended 2012 Adjusted EPS also exclude the impact of the charges associated with the make-whole provision on the early retirement of debt and have been revised to include the favorable impact for the 2012 R&D tax credit. Guidance Adjusted EPS excludes the impact of a net tax benefit of approximately $80 million relating to a dividend that was authorized and paid by a foreign subsidiary in January 2014 as part of our overall capital deployment strategy.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Twelve Months Ended 2013 Adjusted Income excludes the R&D tax credit that relates to 2012. Three and Twelve Months Ended 2012 Adjusted Income also exclude the impact of the charges associated with the make-whole provision on the early retirement of debt and have been revised to include the favorable impact for the 2012 R&D tax credit.

(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items.